Exhibit 99.1

Power Integrations Expects Shares to Be Delisted from Nasdaq

Company to Host Conference Call Today to Discuss Listing Status, Preliminary

Second-Quarter Financial Results and Business Outlook

SAN JOSE, Calif.—(BUSINESS WIRE)—July 31, 2006—Power Integrations (Nasdaq:POWI - News) today announced that it has informed Nasdaq that it does not expect to become current in its SEC filings by the previously announced deadline of August 2, 2006. As a result, the company has been notified by Nasdaq that its shares will be delisted from the Nasdaq Global Market at the opening of the market on August 2.

The company has recently been made aware of new information regarding the potential criteria for determining the accounting treatment for stock options whose grant dates may differ from the originally stated measurement dates. Also, the company has recently been advised to submit its accounting treatment to the SEC for review prior to filing its restated financials. As a result of these and other developments, the company’s filings will be delayed beyond the August 2 deadline.

Under Nasdaq Rule 4802(b), the Nasdaq Listing Qualifications Panel is prohibited from allowing the company to remain listed for more than 90 days beyond the Panel’s original decision to grant the company a listing extension.

The company expects its shares to begin trading on the Pink Sheets beginning on August 2, under the symbol POWI.PK. The company’s shares are currently quoted on the Pink Sheets by two market makers, and additional market makers can immediately begin entering quotes. Investors wishing to trade Power Integrations stock may continue to do so through their brokers.

“We are disappointed that for reasons largely beyond our control, we will not be able to regain compliance with Nasdaq rules in time to avoid delisting,” said Balu Balakrishnan, president and CEO of Power Integrations. “We have made every effort to restate our financials and file the necessary reports on a timely basis.

“We will continue doing everything within our power to complete this process as quickly as possible, and we intend to reapply for Nasdaq listing at the earliest possible time,” continued Balakrishnan. “More importantly, we will remain focused on executing our strategy and growing our business, as we have done throughout this process. Our preliminary second-quarter results are proof that our business remains on track and that our financial condition is extremely strong.”

Conference Call at 2:00 pm PDT Today

Power Integrations management will hold a conference call for members of the investment community today at 2:00 pm Pacific time. Company management will provide an update on its efforts to regain compliance with Nasdaq listing requirements, and will discuss its preliminary financial results for the second quarter of 2006, which are addressed in a separate press release issued this afternoon. Members of the investment community may access the call by dialing (800) 374-0113 from within the U.S. or (706) 758-9607 from abroad. A replay of the call will be available by dialing (800) 642-1687 or (706) 645-9291 and entering passcode 3902365. The call will also be available via a live and archived webcast on the “investor info” section of the company’s website, www.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company’s breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in both AC-DC and DC-DC applications. The company’s EcoSmart® energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $1.7 billion on their electricity bills since its introduction in 1998. For more information, visit the company’s website at www.powerint.com. To receive Power Integrations news releases via e-mail, register at http://www.b2i.us/irpass.asp?BzID=1306&to=ea&s=0

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements involving risk and uncertainty, and actual results could differ from those projected or implied. These forward-looking statements relate to the company’s expectation that its shares will be available for trading on the Pink Sheets beginning August 2, 2006, and its intent to reapply for listing on the Nasdaq. These forward-looking statements are based on current information that is, by its nature, subject to change. Forward-looking statements are denoted by the use of such words and phrases as “expect” and “intend,” and other words and phrases that look toward future events or performance. Risks that could cause these statements not to come true include the fact that the trading of the company’s common stock on the Pink Sheets is outside of the company’s control, and many events must occur before the company is able to reapply to have its stock traded on the Nasdaq Global Market, many of which are outside of the company’s control. General risk factors associated with the company’s business are explained in the company’s most recent annual report on Form 10-K, filed with the SEC on March 16, 2005, and its most recent quarterly report on Form 10-Q, filed on November 7, 2005. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.